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                                                                    EXHIBIT 12.3

                                      TWE
                       RATIO OF EARNINGS TO FIXED CHARGES
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
                                                                                                 HISTORICAL
                                                                             ---------------------------------------------------
                                                      PRO FORMA
                                             ----------------------------     THREE MONTHS
                                             THREE MONTHS        YEAR             ENDED             YEARS ENDED DECEMBER 31,
                                                ENDED           ENDED           MARCH 31,       --------------------------------
                                              MARCH 31,      DECEMBER 31,    ---------------                    RESTATED
                                                 1995            1994        1995       1994    1994    1993      1992      1992
                                             ------------    ------------    ----       ----    ----    ----    --------    ----
                                                                        (IN MILLIONS, EXCEPT RATIOS)
Earnings:
    Net income (loss) before income taxes
      and extraordinary item..............       $ 49            $242        $ 15       $ 52    $201     272      $210      $210
    Interest expense......................        127             499         150        135     563     573       486       436
    Amortization of capitalized
      interest............................          7              25           7          6      25      19        18        18
    Position of rents representative of an
      interest factor.....................         13              47          13         10      47      39        36        33
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies...........................         32             115           7          5      24      22        27        80
    Undistributed losses of less than 50%
      owned companies.....................          8              89           8          5      58      14        40        40
                                                -----           -----        ----       ----    ----    ----    --------    ----
        Total earnings....................       $236            $998        $200       $213    $918    $939      $817      $817
                                                -----           -----        ----       ----    ----    ----    --------    ----
                                                -----           -----        ----       ----    ----    ----    --------    ----
Fixed Charges:
    Interest expense......................       $127            $499        $150       $135    $563    $573      $486      $436
    Capitalized interest..................          7              25           7          6      25      20        15        15
    Portion of rents representative of an
      interest factor.....................         13              47          13         10      47      39        36        33
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies...........................          5              17           7          5      24      22        27        80
                                                -----           -----        ----       ----    ----    ----    --------    ----
        Total fixed charges...............       $152            $588        $177       $156    $659    $654      $564      $564
                                                -----           -----        ----       ----    ----    ----    --------    ----
                                                -----           -----        ----       ----    ----    ----    --------    ----
Ratio of earnings to fixed charges
  (deficiency in the coverage of fixed
  charges by earnings before fixed
  charges)................................        1.6x            1.7x        1.1x       1.4x    1.4x    1.4x      1.4x      1.4x
                                                -----           -----        ----       ----    ----    ----    --------    ----
                                                -----           -----        ----       ----    ----    ----    --------    ----


                                            1991    1990
                                            ----    -----

Earnings:
    Net income (loss) before income taxes
      and extraordinary item..............  $132    $(159)
    Interest expense......................   479      639
    Amortization of capitalized
      interest............................    22       22
    Position of rents representative of an
      interest factor.....................    27       30
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies...........................    30       31
    Undistributed losses of less than 50%
      owned companies.....................    58       19
                                            ----    -----
        Total earnings....................  $748    $ 582
                                            ----    -----
                                            ----    -----
Fixed Charges:
    Interest expense......................  $479    $ 639
    Capitalized interest..................    17       19
    Portion of rents representative of an
      interest factor.....................    27       30
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies...........................    31       32
                                            ----    -----
        Total fixed charges...............  $554    $ 720
                                            ----    -----
                                            ----    -----
Ratio of earnings to fixed charges
  (deficiency in the coverage of fixed
  charges by earnings before fixed
  charges)................................   1.4x   $(138)
                                            ----    -----
                                            ----    -----
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